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                                                  Exhibit 8




                              February 21, 1996


Indiana Michigan Power Company
One Summit Square
Fort Wayne, Indiana  46801

Dear Sirs:

          We have acted as special United States tax counsel to Indiana Michigan Power Company (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of Junior Subordinated Debentures to be offered by the Company. In that connection, we have given the opinions contained in the section entitled "Certain United States Federal Income Tax Consequences" in the Registration Statement and related prospectuses.

          We hereby confirm that our opinions referenced in this letter are accurate and hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of our name in the section entitled "Certain United States Federal Income Tax Consequences" in the Registration Statement and related prospectuses.

          We do not express any opinion herein concerning any law other than the federal law of the United States.

                         Very truly yours,

                         /s/ Simpson Thacher & Bartlett

                         SIMPSON THACHER & BARTLETT